EXHIBIT 32.1

CERTIFICATION PURSUANT TO 1 U.S.C. SECTION 1350

      I, Andrew B. Shearer, Chief Financial Officer of the Industrial Distribution Group, Inc. (the “Company”), certify, pursuant to 1 U.S.C. sec. 1350 as adopted by sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report on Form 10-K of the Company for the annual period ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: March 11, 2005

/s/ Andrew B. Shearer

Andrew B. Shearer
President and
Chief Executive Officer